Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-138755) of Textron Financial Corporation and in the related Prospectus of our reports dated February 25, 2009, with respect to the Consolidated Financial Statements of Textron Financial Corporation, and the effectiveness of Textron Financial Corporation’s internal control over financial reporting, included in its Annual Report (Form 10-K) for the year ended January 3, 2009.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2009

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